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EXHIBIT 4.3

SECURITY AGREEMENT

        This SECURITY AGREEMENT, dated as of March 17, 2004 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Security Agreement"), is made by ESCHELON OPERATING COMPANY, a Minnesota corporation (the "Issuer"), ESCHELON TELECOM, INC. (the "Parent"), a Delaware corporation, and each Subsidiary (such capitalized term and other terms used in this Security Agreement to have meanings set forth in Article I) of the Parent (other than the Issuer) from time to time party to this Security Agreement (the "Subsidiary Grantors" and, collectively with the Issuer and the Parent, the "Grantors"), in favor of THE BANK OF NEW YORK TRUST COMPANY, N.A., in its capacity as trustee and collateral agent (together with any successor(s) thereto in such capacity, the "Collateral Agent") for the benefit of the Trustee and the Holders.

W I T N E S S E T H:

        WHEREAS, the Issuer has entered into an Indenture, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Indenture") with The Bank of New York Trust Company, N.A., as Trustee (in such capacity, the "Trustee"), pursuant to which it is issuing, as of the date hereof, 8 3/8% Senior Second Secured Notes due 2010 in the original aggregate principal amount of $100,000,000 (collectively with any exchange notes issued in exchange thereof as contemplated by the Registration of Rights Agreement, dated as of March 13, 2004, among the Issuer and the Initial Purchasers (as defined therein) and any additional notes issued under such Indenture, the "Notes");

        WHEREAS, pursuant to the Indenture, each Grantor is required to execute and deliver this Security Agreement;

        WHEREAS, the Issuer and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the proceeds from the issuance of the Notes;

        WHEREAS, the Issuer may from to time incur Indebtedness under First Priority Documents, which Indebtedness may be secured by the Collateral;

        WHEREAS, at the time the Grantor incurs such Indebtedness, each Grantor, the First Priority Agent, the Collateral Agent, and each Guarantor may enter into an Intercreditor Agreement, substantially in the form of Exhibit F to the Indenture (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Intercreditor Agreement"); and

        WHEREAS, pursuant to the terms of the Indenture and subject to the terms of the Intercreditor Agreement, if any, the Collateral Agent has agreed to accept the pledge and assignment and the grant of a security interest under this Security Agreement as security for the Second Priority Claims.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Trustee to enter into the Indenture and to induce potential purchasers to purchase the Notes, each Grantor agrees with the Collateral Agent for the benefit of itself, the Trustee and each Holder as follows:

ARTICLE I
DEFINITIONS

        Section 1.1.    Certain Terms.    The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

          "Bankruptcy Law" means Title 11 of the United States Code and any similar Federal, state or foreign law for the relief of debtors.

          "Collateral" is defined in Section 2.1.

          "Collateral Account" is defined in clause (b) of Section 4.5.

          "Collateral Agent" is defined in the preamble.

          "Commerce Collateral" means all Referenced Equipment purchased with the proceeds of the Commerce Equipment Loan and any substitutions or replacements of any components thereof and any other equipment that was owned by Parent on December 31, 1998 and was reflected in the books, records and financial statements of Parent at such date.

          "Commerce Equipment Loan" means the outstanding balance under the Commerce Loan Agreements.

          "Commerce Loan Agreements" means the Equipment Loan Agreements, dated March 30, 1998 and December 30, 1998 (in each case as amended to the date hereof), between Parent and Commerce Financial Group, Inc., providing loans totaling $1,500,000, which were used to finance fixed assets and certain Referenced Equipment and are secured by substantially all such Referenced Equipment.

          "Communications Law" means any and all of (a) the Communications Act of 1934, as amended by the Telecommunications Act of 1996, any successor federal statute and the rules and regulations of the FCC thereunder and any other federal law governing the provision of telecommunications services and the rules and regulations thereunder and (b) any state law governing the provision of telecommunications services and the rules and regulation of any PUC, all as the same may be in effect from time to time.

          "Computer Hardware and Software Collateral" means:

            (a)   all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware;

            (b)   all software programs (including both source code, object code and all related applications and data files), whether now owned, licensed or leased or hereafter acquired by each Grantor, designed for use on the computers and electronic data processing hardware described in clause (a) above;

            (c)   all firmware associated therewith;

            (d)   all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and

            (e)   all rights with respect to all of the foregoing, including any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

          "Copyright Collateral" means all copyrights of each Grantor, whether statutory or common law, registered or unregistered and whether published or unpublished, now or hereafter in force in the United States, including all of each Grantor's right, title and interest in and to all copyrights registered in the United States Copyright Office, including the copyrights referred to in Item A of Schedule IV hereto, and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including the copyright licenses referred to in Item B of Schedule IV hereto, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

          "Discharge of First Priority Claims" has the meaning set forth in the Intercreditor Agreement.

          "Discharge of Second Priority Claims" means (a) (i) the defeasance of the Notes in accordance with Article Eight of the Indenture or (ii) payment in full in cash of the principal of and interest and premium, if any, on all Indebtedness outstanding under the Second Priority Documents or, with respect to letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with such Second Priority Documents, as applicable, in each case after or concurrently with termination of all commitments to extend credit thereunder and (b) any other Second Priority Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.

          "Excluded Property" shall mean Special Property other than (a) the right to receive any payment of money (including accounts, general intangibles and payment intangibles) or any other rights referred to in Sections 9-406, 9-407, 9-408 or 9-409 of the UCC to the extent that such sections of the UCC are effective to limit the prohibitions which make such property "Special Property" and (b) any proceeds, substitutions or replacements of any Special Property (unless such proceeds, substitutions or replacements would constitute Special Property).

          "FCC" means the Federal Communications Commission of the United States of America, and any successor, in whole or in part, to its jurisdiction.

          "Filing Statement" means any UCC financing statement (Form UCC-1) or other similar statement or UCC termination statement (Form UCC-3) required pursuant to the Noteholder Documents.

          "First Priority Agent" has the meaning set forth in the Intercreditor Agreement.

          "First Priority Claims" has the meaning set forth in the Intercreditor Agreement.

          "First Priority Documents" has the meaning set forth in the Intercreditor Agreement.

          "First Priority Lenders" has the meaning set forth in the Intercreditor Agreement.

          "First Priority Liens" has the meaning set forth in the Intercreditor Agreement.

          "Fiscal Quarter" means any fiscal quarter of any Fiscal Year.

          "Fiscal Year" means any twelve-month period ending on December 31 of any calendar year.

          "Governmental Authority" means the federal government, any state or political subdivision thereof, any city or municipal entity, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Grantors" is defined in the preamble.

          "Indenture" is defined in the first recital.

          "Insolvency or Liquidation Proceeding" means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

          "Intellectual Property Collateral" means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

          "Intercreditor Agreement" is defined in the fifth recital.

          "Issuer" is defined in the preamble.

          "Notes" is defined in the first recital.

          "NTFC" means NTFC Capital Corporation, a Delaware corporation.

          "NTFC Collateral" means all Reference Equipment leased under the NTFC Lease Agreement and all substitutions and replacements of any thereof or any components thereof.

          "NTFC Lease Agreement" means the Master Lease Agreement dated December 20, 2000 between NTFC and the Issuer and certain of its operating subsidiaries, whereby NTFC provided up to $4,000,000 to Issuer to be used for the purchase by NTFC of Reference Equipment and the lease of the same to a Grantor.

          "Parent" is defined in the preamble.

          "Patent Collateral" means:

            (a)   all letters patent and applications for letters patent in the United States, including all patent applications in preparation for filing in the United States, each patent and each patent application referred to in Item A of Schedule II attached hereto;

            (b)   all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

            (c)   all patent licenses and other agreements providing each Grantor with the right to use any items of the type referred to in clauses (a) and (b), including each patent license referred to in Item B of Schedule II attached hereto;

            (d)   the right to sue third parties for past, present or future infringements of any Patent Collateral described in clauses (a) and (b) and, to the extent applicable, clause (c); and

            (e)   all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits).

          "Perfection Agent" means (i) upon the effectiveness of the Intercreditor Agreement and prior to the Discharge of First Priority Claims, the First Priority Agent (including, with respect to any Collateral delivered to or held by the Perfection Agent hereunder, in its capacity as bailee for the Trustee, the Collateral Agent and the Holders under the Intercreditor Agreement) and (ii) otherwise, the Collateral Agent.

          "Permitted Encumbrances" is defined in Section 3.2.

          "PUC" means the public utilities commission for any state or any other jurisdiction or any successor agency, and any successor, in whole or in part, to its functions or jurisdictions.

          "Receivables" is defined in clause (d) of Section 2.1.

          "Referenced Equipment" means all equipment, vehicles, furniture and fixtures, switches, switching equipment, towers, electronics, transmitting equipment, ATM data networking equipment, routers, servers, DSL equipment, customer premises equipment, software, fiber-optic cables and other cabling, office equipment integral to the maintenance or operation of the telecommunications system operated by the applicable Grantor, ancillary equipment necessary for the installation and operation of a switch room and co-location with other telecommunications providers that will enable such Grantor to offer integrated communications provider services, hardware, devices and components, now or hereafter owned by such Grantor, and any and all additions, substitutions and replacements to or of any of the foregoing, together with all attachments, components, parts, improvements, upgrades and accessions installed thereon or affixed thereto.

          "Regulatory Authorizations" means all approvals, authorizations, licenses, filings, notices, registrations, consents, permits, exemptions, registrations, qualifications, designations, declarations, or other actions or undertakings now or hereafter made by, to or in respect of any telecommunications Governmental Authority, including any certificates of public convenience and all grants, approvals, licenses, filings and registrations from or to the FCC or any PUC or under any Communications Law necessary in order to enable any Grantor to provided telecommunications service of the type provided or proposed to be provided by such Grantor.

          "Related Contracts" is defined in clause (d) of Section 2.1.

          "Second Priority Claims" means all Obligations in respect of the Notes or arising under, or in connection with, the Second Priority Documents or any of them. Second Priority Claims shall include all interest accrued (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant Second Priority Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the Second Priority Claims (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          "Second Priority Collateral Documents" means the this Security Agreement, any mortgages and any other document or instrument pursuant to which a Lien is granted by any Grantor to secure any Second Priority Claims or under which rights or remedies with respect to any such Lien are governed.

          "Second Priority Documents" means (a) the Indenture, the Notes, the Second Priority Collateral Documents and each of the other agreements, documents or instruments evidencing or governing any Second Priority Claims and (b) any other related documents or instruments executed and delivered pursuant to any Second Priority Document described in clause (a) above evidencing or governing any Obligations thereunder.

          "Security Agreement" is defined in the preamble.

          "Special Property" shall mean (a) any general intangibles (including Regulatory Authorizations) or other rights arising under any contracts, instruments, permits, licenses or other documents held by any Grantor that validly prohibits the creation by such Grantor of a security interest therein; (b) general intangibles or other rights arising under any contracts, instruments, licenses, permits or other documents held by any Grantor to the extent that any applicable law or rule or regulation of any Governmental Authority prohibits the creation of a security interest therein; and (c) any Commerce Collateral and any NTFC Collateral owned by any Grantor on the date hereof or hereafter acquired; provided, however, that in each case described in clauses (a), (b) and (c) of this definition, such property shall constitute "Special Property" only to the extent and for so long as such general intangible, contracts, instruments, permits, licenses or other documents or applicable law or rule or regulation of any Governmental Authority or for so long as the Commerce Loan Agreement or NTFC Lease Agreement validly prohibits the creation of a Lien on such property in favor of the Perfection Agent and, upon the termination of such prohibition (howsoever occurring), such property shall cease to constitute "Special Property."

          "Specified Event" means the occurrence and continuance of an Event of Default (as defined in the Indenture or any First Priority Document).

          "Subsidiary Grantors" is defined in the preamble.

          "Trademark Collateral" means:

            (a)   (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature covered in clause (c) below, now existing or hereafter adopted or acquired in the United States, including those referred to in Item A of Schedule III attached hereto, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the "Trademark");

            (b)   all Trademark licenses for the grant by or to each Grantor of any right to use any Trademark, including each Trademark license referred to in Item B of Schedule III attached hereto;

            (c)   all of the goodwill of the business connected with the use of, and symbolized by the items described in, clause (a)and, to the extent applicable, clause (b);

            (d)   the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (a) and, to the extent applicable, clause (b); and

            (e)   all proceeds of, and rights associated with, the foregoing, including any claim by each Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

          "Trade Secrets Collateral" means all common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of each Grantor (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, including each Trade Secret license referred to in Schedule V hereto, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

          "Trustee" shall include, in addition to the Trustee defined in the first recital, each other Person which acts as trustee, lead agent, administrative agent or collateral agent for any holder of any Second Priority Claims, and if such holders do not have a trustee, lead agent, administrative agent or collateral agent, the representative appointed by the holders of at least a majority of such Second Priority Claims.

        SECTION 1.2.    Definitions; Effectiveness of Intercreditor Agreement.    Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Indenture. It is acknowledged and agreed by all parties hereto that no reference to the Intercreditor Agreement herein (other than this reference) shall be given effect until the Intercreditor Agreement has been executed and delivered by the Collateral Agent and the other parties thereto and is effective in accordance with the terms thereof.

        SECTION 1.3.    UCC Definitions.    Unless otherwise defined herein or in the Indenture, or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Security Agreement (whether or not capitalized herein), including its preamble and recitals, with such meanings.

ARTICLE II
SECURITY INTEREST

        Section 2.1.    Grant of Security Interest.    Each Grantor hereby assigns, pledges, hypothecates, charges, mortgages, delivers, and transfers to the Collateral Agent, for its benefit and the ratable benefit of the Trustee and each Holder, and hereby grants to the Collateral Agent, for its benefit and the ratable benefit of the Trustee and each Holder, a continuing security interest in all of such Grantor's following property, whether tangible or intangible, whether now or hereafter existing, owned or acquired by such Grantor, and wherever located (collectively, the "Collateral"):

          (a)   all investment property in which such Grantor has an interest;

          (b)   all goods, including all equipment and inventory in all of its forms;

          (c)   all accounts, contracts, contract rights, chattel paper, documents, instruments and general intangibles (including tax refunds), whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such accounts, contracts, contract rights, chattel paper, documents, instruments and general intangibles (all of the foregoing collectively referred to as the "Receivables", and any and all such security agreements, guaranties, leases and other contracts collectively referred to as the "Related Contracts");

          (d)   all Intellectual Property Collateral of such Grantor;

          (e)   all deposit accounts;

          (f)    all letter of credit rights;

          (g)   all commercial tort claims in which such Grantor has rights (including as a plaintiff);

          (h)   the Collateral Account, all cash, checks, drafts, notes, bills of exchange, money orders, other like instruments and all investment property held in the Collateral Account (or in any sub-account thereof) and all interest, earnings and proceeds in respect thereof;

          (i)    all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1;

          (j)    all of such Grantor's other property and rights of every kind and description and interests therein; and

          (k)   all products, rents, issues, profits, returns, income, supporting obligations and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a) through (j), and, to the extent not otherwise included, all payments under insurance (whether or not the First Priority Agent or the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

Notwithstanding the foregoing, (x) the grant of a security interest hereunder by Eschelon Telecom of Arizona, Inc. (the "Arizona Subsidiary") shall not be effective until such time as the Arizona Subsidiary receives the requisite approval from the applicable Arizona Governmental Authorities (it is hereby agreed by the Arizona Subsidiary that is shall use its best efforts to obtain such approval in a timely manner) and (y) "Collateral" shall not include (i) the applicable Supplier Agreement referenced (and as defined) in the NTFC Lease Agreement, (ii) the Capital Stock of any Subsidiaries of any Grantor, (iii) any Grantor's real property leaseholds or interests therein, (iv) any assets, property or rights of any Foreign Subsidiary or (v) any Excluded Property. The Grantors shall from time to time at the request of the Collateral Agent give written notice to the Collateral Agent identifying in reasonable detail the Special Property (and stating in such notice that such Special Property constitutes "Excluded Property") and shall provide to the Collateral Agent such other information regarding the Special Property as the Collateral Agent may reasonably request. From and after the Issue Date, no Grantor shall permit to become effective in any or contract, instrument, permit, lease, license or other document, in each case entered into or obtained after the Issue Date, a provision that would prohibit the creation of a Lien on such contract, instrument, permit, lease, license or other document in favor of the Perfection Agent unless (i) such Grantor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type or necessary to effect a transaction of such type and (ii) such Grantor uses its best efforts to (x) obtain a waiver of such provision from the applicable party relating to such contract, instrument, permit, lease, license or other document after a reasonable time period following the effectiveness thereof or (y) obtain consent to the grant of the Lien hereunder from the applicable party relating to such contract, instrument, permit, lease, license or other document after a reasonable time period following the effectiveness thereof.

        SECTION 2.2.    Regulatory Authorizations.

          (a)   If a Specified Event occurs and is continuing and the Collateral Agent seeks to exercise its remedies with respect to the liens on the Regulatory Authorizations, each Grantor agrees to use its best efforts to effect the transfer of such Regulatory Authorizations to the Collateral Agent to the extent so requested by the Collateral Agent. The Collateral Agent, the Trustee, and by its acceptance of the Notes, each holder of a Note, acknowledge that transfers of Regulatory Authorizations to the Collateral Agent upon the occurrence of a Specified Event may be subject to restrictions imposed by the FCC or any PUC.

          (b)   If a Specified Event occurs and is continuing and the Collateral Agent seeks to exercise its remedies with respect to the liens on any state or local franchises or licenses, each Grantor agrees to use its best efforts to effect the transfer of any state or local franchises or licenses to the Collateral Agent to the extent so requested by the Collateral Agent. The Collateral Agent, the Trustee, and by its acceptance of the Notes, each holder of a Note, acknowledge that transfers of any state or local franchises or licenses to the Collateral Agent upon the occurrence of a Specified Event may be subject to government or regulatory restrictions.

        SECTION 2.3.    Security for Second Priority Claims.    This Security Agreement and the Collateral in which the Collateral Agent for the benefit of itself, the Trustee and the Holders is granted a security interest hereunder secures the payment of all Second Priority Claims now or hereafter existing.

        SECTION 2.4.    Grantors Remains Liable.    Anything herein to the contrary notwithstanding

          (a)   each Grantor will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;

          (b)   the exercise by the Collateral Agent of any of its rights hereunder will not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

          (c)   none of the Collateral Agent, the Trustee or any Holder will have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Security Agreement, nor will the Collateral Agent, the Trustee or any Holder be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

        SECTION 2.5.    Postponement of Subrogation, etc.    Each Grantor hereby agrees that it will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the Discharge of Second Priority Claims. Any amount paid to any Grantor on account of any payment made hereunder prior to the Discharge of Second Priority Claims shall be held in trust for the benefit of the Perfection Agent and shall immediately be paid to the Perfection Agent applied in accordance with the terms of the Intercreditor Agreement; provided, however, that if such Grantor has made payment to the Collateral Agent of all or any part of the Second Priority Claims and the Discharge of Second Priority Claims has occurred, then at such Grantor's request, the Collateral Agent will, at the expense of such Grantor, execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in such Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Discharge of Second Priority Claims, each Grantor shall refrain from taking any action or commencing any proceeding against the Issuer or any other Grantors (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Security Agreement to the Collateral Agent, the Trustee or any Holder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

        In order to induce the Trustee to enter into the Indenture and to induce the Holders to purchase the Notes and other Second Priority Claims, each Grantor represents and warrants to the Trustee and each Holder as set forth below.

        SECTION 3.1.    Grantor Name, Location, etc.    The jurisdiction in which such Grantor is located for purposes of Sections 9-301 and 9-307 of the UCC is set forth in Item A of Schedule I hereto. Set forth in Item B of Schedule I is each location a secured party would have filed a UCC financing statement in the past five years to perfect a security interest in equipment, inventory and general intangibles owned by such Grantor. Such Grantor has no trade names other than those set forth in Item C of Schedule I hereto. During the five years preceding the date hereof, such Grantor has not been known by any legal name different from the one set forth on the signature page hereto, nor has such Grantor been the subject of any merger or other corporate reorganization, except as set forth in Item D of Schedule I hereto. The name set forth on the signature page is the true and correct name of such Grantor. Such Grantor's federal taxpayer identification number is (and, during the four months preceding the date hereof, such Grantor has not had a federal taxpayer identification number different from that) set forth in Item E of Schedule I hereto. Such Grantor is not a party to any federal, state or local government contract except as set forth in Item F of Schedule I hereto. Such Grantor maintains no deposit accounts with any Person except as set forth in Item G of Schedule Ihereto.

        SECTION 3.2.    Ownership, No Liens, etc.    Such Grantor owns its Collateral free and clear of any Lien, except for Liens granted to the Collateral Agent hereunder and under the other Second Priority Collateral Documents and as otherwise permitted by Section 4.12 of the Indenture ("Permitted Encumbrances"). Except for (i) financing statements as to which the Collateral Agent shall have received termination statements (Form UCC-3), (ii) filings with the United States Patent and Trademark Office or the United States Copyright Office in respect of Liens securing Indebtedness repaid on or prior to the date hereof and as to which filing arrangements reasonably satisfactory to the Collateral Agent shall have been made for the release thereof, (iii) financing statements or filings filed in favor of the Collateral Agent relating to this Security Agreement, (iv) financing statements or filings filed in favor of the First Priority Agent relating to the First Priority Claims, or (v) financing statements or filings filed in connection with other Permitted Encumbrances, no effective financing statement or other filing similar in effect covering any Collateral is on file in any recording office.

        SECTION 3.3.    Negotiable Documents, Instruments and Chattel Paper.    The Grantor has delivered to the Perfection Agent possession of all originals of all negotiable documents, instruments and chattel paper owned or held by the Grantor on the Issue Date and the Grantor has, and agrees that it will, promptly following receipt, deliver to the Perfection Agent possession of all originals of negotiable documents, instruments and chattel paper that it acquired or acquires following the Issue Date.

        SECTION 3.4.    Intellectual Property Collateral.    With respect to any Intellectual Property Collateral the loss, impairment or infringement of which could reasonably be expected to have a Material Adverse Effect:

          (a)   such Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

          (b)   such Intellectual Property Collateral is valid and enforceable;

          (c)   such Grantor has made all necessary filings and recordations to protect its interest in such Intellectual Property Collateral, including recordations of all of its interests in the Patent Collateral and Trademark Collateral in the United States Patent and Trademark Office, and its claims to the Copyright Collateral in the United States Copyright Office;

          (d)   such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property Collateral (subject to Permitted Encumbrances) and no claim has been made that the use of such Intellectual Property Collateral does or may violate the asserted rights of any third party; and

          (e)   except as permitted by Section 4.7, such Grantor has performed and will continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain each and every such item of Intellectual Property Collateral in full force and effect in the United States (except where the failure to perform or pay would not have a Material Adverse Effect).

Such Grantor owns directly or is entitled to use by license or otherwise, all patents, Trademarks, Trade Secrets, copyrights, mask works, licenses, technology, know-how, processes and rights with respect to any of the foregoing used in or necessary for the conduct of such Grantor's business.

        SECTION 3.5.    Validity, etc.    This Security Agreement creates a valid security interest in the Collateral (subject to Section 9-315 of the UCC and Permitted Encumbrances) securing the Second Priority Claims. Such Grantor (a) has filed or caused to be filed all statements in the appropriate offices therefor (or has delivered to the counsel for the initial purchasers of the Notes originals thereof (executed or authenticated, to the extent applicable) suitable for filing in such offices) and (b) has taken all of the actions necessary (including (i) in the case of Collateral comprised of (x) investment property that are certificated securities or (y) instruments required to be delivered under this Agreement, delivery of such Collateral to the Perfection Agent, duly endorsed in blank; and (ii) in the case of Collateral comprised of investment property (other than certificated securities) held in the Collateral Account, causing the Perfection Agent to have "control" (as defined in Section 8-106 of the UCC, as such term relates to such investment property (other than commodity contracts), or as used in Section 9-106 of the UCC, as such term relates to commodity contracts) of such Collateral) to create a perfected security interest that is senior to any and all other security interests (but junior only to First Priority Liens) in the Collateral (other than Collateral consisting of motor vehicles); provided that filings with the United States Patent and Trademark Office and the United States Copyright Office

shall, with respect to Intellectual Property Collateral held by the Grantor on the date hereof, be made no later than 30 Business Days after the date hereof and, otherwise, may be deferred to the extent permitted under clause (e) of Section 4.7, the security interest created hereunder in certain Intellectual Property Collateral may, to the extent that perfection thereof requires any such filing, remain unperfected pending such filings and deposit account control agreements shall be required only in the circumstances contemplated in clause (a) of Section 4.3 and (ii) perfection of the deposit accounts may be deferred until 30 Business Days after the Issue Date.

        SECTION 3.6.    Authorization, Approval, etc.    Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and except, in the case of clause (b) below, for the filing of Filing Statements in the UCC filing offices in the jurisdictions indicated in Item A of Schedule I hereto or notified to the Collateral Agent pursuant to Section 4.3 and, in respect of certain Intellectual Property Collateral, the filing of the Trademark Security Agreement and the Patent Security Agreement with the United States Patent and Trademark Office and the filing of the Copyright Security Agreement with the United States Copyright Office, no notice to or filing with, any Governmental Authority or regulatory body is required (except in the case of Receivables owing to any Governmental Authority or certain Intellectual Property Collateral registered with any Governmental Authority outside the U.S.) either

          (a)   for the grant by such Grantor of the security interest granted hereby, the pledge by such Grantor of any Collateral pursuant hereto or for the execution, delivery and performance of this Security Agreement by such Grantor; or

          (b)   for the perfection of or the exercise by the Collateral Agent of its rights and remedies hereunder.

        SECTION 3.7.    Landlord Lien Waiver/Bailee Letters.    No Grantor has any real property leasehold interests other than as set forth on Schedule I-B. Each Grantor will use its reasonable best efforts to secure, with respect to each location set forth in Schedule I-B, where such Grantor maintains Collateral, a bailee letter and/or landlord lien waiver, as applicable, in each case in form and substance satisfactory to the Perfection Agent (individually, each a "Waiver Letter" and collectively, the "Waiver Letters") and shall use its reasonable best efforts to obtain a Waiver Letter, as applicable, from all such bailees and landlords, as applicable, who from time to time have possession of Collateral in the ordinary course of such Grantor's business and if reasonably requested by the Perfection Agent. A waiver of bailee's or landlord's lien shall not be required if the value of the Collateral held by such bailee or landlord is less then $25,000, provided that the aggregate value of the Collateral held by all bailees and landlords who have not delivered a Waiver Letter is less than $250,000 in the aggregate.

        SECTION 3.8.    Best Interests.    It is in the best interests of such Grantor to execute this Security Agreement inasmuch as such Grantor will, as a result of being a Subsidiary of the Parent, derive substantial direct and indirect benefits from the issuance of Notes by the Issuer, and each Grantor agrees that the Holders are relying on this representation in agreeing to purchase the Notes.

ARTICLE IV
COVENANTS

        Each Grantor covenants and agrees that, at all times prior to the Discharge of the Second Priority Claims or earlier release of Liens on all Collateral pursuant to Section 7.10, such Grantor will perform, comply with and be bound by the obligations set forth below.

        SECTION 4.1.    Continuous Pledge.    Each Grantor will deliver to the Perfection Agent and at all times keep pledged to the Perfection Agent pursuant hereto, on a perfected basis (junior only to First Priority Liens) all investment property constituting Collateral, all payment intangibles to the extent they are evidenced by a document, instrument, promissory note or chattel paper and to the extent that the aggregate amount of the foregoing exceeds $50,000, and all interest and principal with respect to such payment intangibles, and all proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral. Each Grantor agrees that it will, promptly following receipt thereof, deliver to the Perfection Agent possession of all originals of negotiable documents, instruments, promissory notes and chattel paper that it acquires following the Issue Date, to the extent that the aggregate amount of the foregoing exceeds $50,000.

        SECTION 4.2.    [Intentionally Omitted].

        SECTION 4.3.    Name of Grantor.    No Grantor will change its name or place of incorporation or organization or federal taxpayer identification number except upon 30 days' prior written notice to the Collateral Agent. If any Grantor is organized outside of the United States, it will not change its "location" as determined in accordance with Sections 9-301 and 9-307 of the UCC and as set forth in Item A of Schedule I hereto except upon 30 days' prior written notice to the Collateral Agent.

        SECTION 4.4.    Possession of Inventory, etc.    Each Grantor agrees that it will maintain exclusive possession of its goods, instruments, promissory notes and inventory, other than (a) inventory in transit in the ordinary course of business, (b) inventory which is in the possession or control of a warehouseman, bailee agent or other Person (other than a Person controlled by or under common control with such Grantor) that will, within 30 days of the Issue Date, be notified of the security interest created in favor of the Collateral Agent pursuant to this Security Agreement and (c) instruments or promissory notes that have been delivered to the Perfection Agent pursuant to the terms hereof.

        SECTION 4.5.    As to Deposit Accounts.

          (a)   Subject to, and without limiting the effect of, the Intercreditor Agreement and clause (b) of this Section 4.5, within 30 Business Days of the Issue Date, each Grantor shall maintain each of its deposit accounts (including the Collateral Account) included in the Collateral pursuant to a deposit account control agreement which is in all respects satisfactory to the Perfection Agent and which provides for the Perfection Agent to have "control" (as defined in Section 9-104 of the UCC) and provides, among other things, that (i) until the deposit account bank shall have received written notice from the Perfection Agent pursuant to this clause, the deposit account bank will make all payments from such Deposit Account as specified by such Grantor and, after any such notice, the deposit account bank will make all payments from such Deposit Account to the Perfection Agent for credit to the Collateral Account, (ii) the deposit account bank (if other than the First Priority Agent, a First Priority Lender, the Collateral Agent or the Trustee) waives all set off rights (other than setoff rights for reasonable and customary account service charges and fees and amounts based on items that are dishonored by the payor thereof and returned to the deposit account bank), and (iii) such deposit account agreement may not be amended without the written consent of the Perfection Agent. The Collateral Agent will not give the notice referred to in the preceding clause (a)(i) unless it has given, or is contemporaneously giving, notice pursuant to clause (b) of this Section. In the event that a deposit account bank refuses to enter into a deposit account agreement in accordance with the above listed terms within 30 days of a Grantor's request, the Perfection Agent shall have the right to direct such Grantor to transfer the assets in that deposit account to a bank which will enter into a deposit account agreement in accordance with the above listed terms.

          (b)   Upon written notice by the Perfection Agent to any Grantor pursuant to this clause, all proceeds of Collateral received by such Grantor, which proceeds are Collateral, shall be delivered in kind to the Perfection Agent for deposit to a deposit account (the "Collateral Account") of such Grantor maintained with the Perfection Agent, and the Grantor shall not commingle any such proceeds, and shall hold separate and apart from all other property, all such proceeds in express trust for the benefit of the Collateral Agent and the holders of the First Priority Claims and the Second Priority Claims until delivery thereof is made to the Perfection Agent. The Collateral Agent will not give the notice referred to in the preceding sentence unless there shall have occurred and be continuing a Specified Event. No funds, other than proceeds of Collateral, will be deposited in the Collateral Account.

          (c)   Subject to the Intercreditor Agreement, the Collateral Agent shall have the right to apply any amount in the Collateral Account to the payment of any Second Priority Claims which are due and payable or payable upon demand.

        SECTION 4.6.    As to Collateral.

          (a)   Subject to clause (b) of this Section, each Grantor (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under the contracts of service any of the inventory normally held by such Grantor for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Grantor for such purpose, (ii) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Perfection Agent may reasonably request following the occurrence of a Specified Event or, in the absence of such request, as such Grantor may deem advisable, and (iii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Collateral.

          (b)   At any time following the occurrence and during the continuance of a Specified Event, whether before or after the Discharge of the Second Priority Claims, the Perfection Agent may (i) revoke any or all of the rights of any Grantor set forth in clause (a), (ii) notify any parties obligated on any of the Collateral to make payment to the Perfection Agent of any amounts due or to become due thereunder and (iii) enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.

          (c)   Upon request of the Perfection Agent following the occurrence and during the continuance of a Specified Event, each Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Perfection Agent of any amounts due or to become due thereunder.

          (d)   Following the occurrence and during the continuation of a Specified Event, the Perfection Agent is authorized to endorse, in the name of any Grantor, any item, howsoever received by the Perfection Agent, representing any payment on or other proceeds of any of the Collateral.

        SECTION 4.7.    As to Intellectual Property Collateral.    Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral material to the operations or business of such Grantor:

          (a)   Such Grantor will not (i) do or fail to perform any act whereby any of the Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable, (ii) permit any of its licensees to (A) fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use, (B) fail to maintain as in the past the quality of products and services offered under all of the Trademark Collateral, (C) fail to use a notice of registration as appropriate in connection with goods using any Trademark Collateral registered with the United States Patent and Trademark Office, or (D) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable, or (iii) do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable, or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof, unless, in any such case, such Grantor shall either (x) determine that to do otherwise could not reasonably be expected to have a Material Adverse Effect, or (y) have a valid business purpose to do otherwise;

          (b)   such Grantor shall notify the Collateral Agent, if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding such Grantor's ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same;

          (c)   if such Grantor shall have acquired any Intellectual Property Collateral issued by or registered with the United States Patent and Trademark Office or the United States Copyright Office, or shall have applied for any such issuance or registration, in each case during any Fiscal Quarter, such Guarantor shall, promptly execute and deliver and file (and provide satisfactory evidence thereof to the Collateral Agent) a Patent Security Agreement, Trademark Security Agreement or Copyright Security Agreement, as applicable, in the forms of Exhibit A, Exhibit B or Exhibit C hereto, respectively, with respect to such Intellectual Property Collateral, and shall execute and deliver any other document requested by the Collateral Agent to perfect the Collateral Agent's interest to any part of such Intellectual Property Collateral;

          (d)   such Grantor shall promptly notify the Collateral Agent, of the filing, if any, of any application for the issuance or registration of any Intellectual Property Collateral with the United States Patent and Trademark Office or the United States Copyright Office during such Fiscal Quarter;

          (e)   such Grantor will take all necessary steps, including in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes; and

          (f)    no later than the date specified in Section 3.5, such Grantor shall deliver to the Collateral Agent a Patent Security Agreement, Trademark Security Agreement and/or Copyright Security Agreement in the forms of Exhibit A, Exhibit B and Exhibit C hereto, respectively, with respect to all Intellectual Property Collateral owned on the date hereof, and shall execute and deliver and file

  (and provide satisfactory evidence thereof to the Collateral Agent) to the Collateral Agent any other document requested by the Collateral Agent required to acknowledge or register or perfect the Collateral Agent's interest in the United States in any part of such Intellectual Property Collateral.

        SECTION 4.8.    Further Assurances, etc.    Each Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver and file (and provide satisfactory evidence thereof to the Collateral Agent) all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent, subject to the terms of the Intercreditor Agreement, to exercise and enforce its rights and remedies hereunder with respect to any Collateral (other than motor vehicles and, except as provided in clause (a) of Section 4.5, deposit accounts); provided, however, that so long as no Specified Event has occurred and is continuing, the Collateral Agent shall not require any Grantor to execute any documents or filings with respect to newly acquired Intellectual Property Collateral at times other than those set forth in clause (c) of Section 4.7; Without limiting the generality of the foregoing, each Grantor will

          (a)   if any Receivable shall be evidenced by an instrument, negotiable document or chattel paper, if the aggregate principal amount of all such instruments, negotiable documents and chattel paper exceeds $50,000, deliver and pledge to the Perfection Agent hereunder such instrument, negotiable document or chattel paper duly endorsed or accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Perfection Agent;

          (b)   file (or cause to be filed) such Filing Statements or continuation statements, or amendments thereto, and such other instruments or notices (including, at the request of the Perfection Agent, any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof; provided, that the Collateral Agent will not request any assignment of claim form unless the Perfection Agent has done so), as may be necessary or desirable, or that the Perfection Agent or Collateral Agent may reasonably request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Collateral Agent hereby;

          (c)   furnish to the Collateral Agent, from time to time at the Collateral Agent's reasonable request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail; and

          (d)   do all things reasonably requested by the Perfection Agent or necessary in order to enable the Perfection Agent to have control (as such term is defined in Article 8 and Article 9 of any applicable Uniform Commercial Code relevant to the creation, perfection or priority of Collateral consisting of deposit accounts, accounts and letter of credit rights) over any Collateral; and

          (e)   notify the Perfection Agent if such Grantor reasonably believes it is entitled to recover a commercial tort claim the value of which is in excess of $500,000 and such Grantor take all such action reasonably requested by the Perfection Agent or necessary to grant to the Perfection Agent and perfect a security interest in such commercial tort claim.

With respect to the foregoing and the grant of the security interest hereunder, each Grantor hereby authorizes the Collateral Agent to file one or more Filing Statements, and amendments thereto, relative to all or any part of the Collateral. Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor hereby authorizes the Collateral Agent to file financing statements indicating as the collateral covered thereby "all of the debtor's personal property or assets" or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement.

ARTICLE V
THE COLLATERAL AGENT

        Section 5.1.    Collateral Agent Appointed Attorney-in-Fact.    Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent's discretion, following the occurrence and during the continuance of a Specified Event and notice to such Grantor but subject to the Intercreditor Agreement, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:

          (a)   to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (b)   to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

          (c)   to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; and

          (d)   to perform the affirmative obligations of such Grantor hereunder (including all obligations of such Grantor pursuant to Section 4.8).

Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

        SECTION 5.2.    Collateral Agent May Perform.    If any Grantor fails to perform any agreement contained herein within 30 days after written notice from the Collateral Agent, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 6.2.

        SECTION 5.3.    Collateral Agent Has No Duty.    In addition to, and not in limitation of, Section 2.4, the powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of itself, the Trustee and the Holders) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for

          (a)   ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any investment property, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or

          (b)   taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

        SECTION 5.4.    Reasonable Care.    The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as any Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Specified Event, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

        SECTION 5.5.    Other Provisions Relating to the Collateral Agent.

          (a)   The Collateral Agent has been appointed to act as such pursuant to the Indenture and the other Second Priority Documents, with such powers, rights and obligations as are expressly delegated to the Collateral Agent by the terms of this Security Agreement. The Collateral Agent may, from time to time, appoint another financial institution to act as Collateral Agent so long as such institution meets the requirements of Section 5.5(d). The Collateral Agent, acting in its capacity as such, shall have only such duties with respect to the Collateral as are set forth herein. If the Trustee is serving as Collateral Agent hereunder, the provisions of Article Seven of the Indenture applicable to the Trustee shall also apply to the Collateral Agent hereunder.

          (b)   Except during the continuance of a Specified Event, the Collateral Agent need perform only those duties that are specifically set forth in this Agreement and no others, and no implied covenants or obligations will be read into this Security Agreement against the Collateral Agent. In case a Specified Event has occurred and is continuing, the Collateral Agent shall exercise those rights and powers vested in it by this Security Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c)   As to any matters not expressly provided for by this Security Agreement, the Second Priority Collateral Documents or the Intercreditor Agreement, the Collateral Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon the instructions of the Trustee representing the majority of the aggregate principal amount of Second Priority Claims then outstanding voting in a single class and shall in all such cases be fully protected in acting, or in refraining from acting, in accordance with such instructions of the Trustee representing such Holders, and any action taken or failure to act pursuant thereto shall be binding on all of the Holders. The Collateral Agent may rely on the written certification of the Trustee with respect to any such vote. Notwithstanding any other provisions herein, the Collateral Agent shall not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder at the request of the Holders unless the Grantors or the Holders has provided to the Collateral Agent security or indemnity, which the Collateral Agent, in its reasonable discretion, deems sufficient against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

          (d)   Subject to the appointment and acceptance of a successor Collateral Agent in accordance with the Indenture, the Collateral Agent may resign at any time by giving not less than thirty (30) days' notice thereof to each Trustee and the Issuer. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, (i) such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder, and (ii) the retiring Collateral Agent shall promptly transfer all Collateral within its possession or control to the possession or control of the successor Collateral Agent and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Collateral Agent in respect of the Collateral to the successor Collateral Agent. After any retiring Collateral Agent's resignation or replacement hereunder as Collateral Agent, the provisions of this Section and Section 6.2 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent. If the Trustee (or any one of them) shall be acting at any time as the Collateral Agent, then it will be deemed to have resigned as Collateral Agent upon its replacement as Trustee pursuant to the applicable Second Priority Document. Upon any such resignation or removal, the former Collateral Agent shall take all steps necessary to assign the Collateral to the successor Collateral Agent.

ARTICLE VI
REMEDIES

        Section 6.1.    Certain Remedies.    Subject to the Intercreditor Agreement, if any Specified Event shall have occurred and be continuing:

          (a)   The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may

            (i)    require any Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to both parties, and

            (ii)   without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days prior notice to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b)   All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied by the Collateral Agent against all or any part of the Second Priority Claims as follows:

            (i)    first, to the payment of any amounts payable to the Collateral Agent, in its capacity as Collateral Agent pursuant to Section 6.2;

            (ii)   second, to each of the Trustee, its agents and attorneys for amounts due under Section 7.07 of the Indenture and any comparable provision of any similar Second Priority Document, including payment of all compensation, expenses and liabilities incurred, and all advances made, by such Trustee and the costs and expenses of collection;

            (iii)  third, to the Trustee under the Indenture and each other Second Priority Document, ratably in respect of amounts owing under the Indenture and each such other document to satisfy in full in cash all Second Priority Claims, for application to amounts due and payable thereunder in the manner set forth in each such document; and

            (iv)  fourth, after the Discharge of the Second Priority Claims, to the Grantor or to such party as a court of competent jurisdiction shall direct.

          (c)   In the case of Collateral consisting of investment property, the Collateral Agent may,

            (i)    transfer all or any part of such Collateral into the name of the Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,

            (ii)   notify the parties obligated on any of such Collateral to make payment to the Collateral Agent of any amount due or to become due thereunder,

            (iii)  enforce collection of any of such Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

            (iv)  endorse any checks, drafts, or other writings in the Grantor's name to allow collection of the Collateral,

            (v)   take control of any proceeds of the Collateral, and

            (vi)  execute (in the name, place and stead of any Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

        SECTION 6.2.    Indemnity and Expenses.

          (a)   Each Grantor agrees to, jointly and severally, indemnify the Collateral Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement (including enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Collateral Agent's gross negligence or willful misconduct.

          (b)   Each Grantor will, upon demand, pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of each Noteholder Document, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the Holders hereunder, and (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

        SECTION 6.3.    Regulatory Approval.    The exercise of any rights or remedies hereunder or under any other Second Priority Lien Documents by the Collateral Agent or Trustee that may require FCC or PUC approval shall be subject to obtaining such approval. Each Grantor agrees to use its best efforts to obtain any and all such approvals and to assist the Collateral Agent in obtaining any and all such approvals.

ARTICLE VII
MISCELLANEOUS PROVISIONS

        SECTION 7.1.    Relationship with Intercreditor Agreement.    Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Security Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Security Agreement, the terms of the Intercreditor Agreement shall govern.

        SECTION 7.2.    Binding on Successors, Transferees and Assigns; Assignment.    This Security Agreement shall be binding upon each Grantor and its successors, transferees and assigns and shall inure to the benefit of and be subject to the terms of the Indenture and the other Second Priority

Documents, enforceable by the Collateral Agent, the Trustee and each Holder (subject to the limitations set forth in the applicable Second Priority Documents) and their respective successors, transferees and assigns; provided, however, that no Grantor may (except in connection with an assignment of the Indenture and other Noteholder Documents permitted thereunder) assign any of its obligations hereunder without the prior written consent of the Collateral Agent.

        SECTION 7.3.    Amendments, etc.    No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be permitted by the Intercreditor Agreement and in writing and signed by the Collateral Agent in accordance with Article Nine of the Indenture and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given; provided that this Agreement shall be automatically deemed amended or waived as contemplated by Section 5.3(b) of the Intercreditor Agreement.

        SECTION 7.4.    Notices.    All notices and other communications provided to any party under this Security Agreement shall be in writing (including facsimile communication) and mailed, telecopied or delivered to the appropriate party at the address or facsimile number of such party (or, in the case of the Collateral Agent so long as it is the Trustee, the address or facsimile number of such Trustee) set forth in or specified pursuant to the Indenture or, in the case of any Trustee under any other Second Priority Document, as specified under such document or, if not specified therein, at the address or facsimile number of such party provided to the other party hereto in writing. All such notices and other communications, when mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed.

        SECTION 7.5.    No Waiver; Remedies.    No failure on the part of the Collateral Agent, the Trustee or any Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        SECTION 7.6.    Captions.    Section captions used in this Security Agreement are for convenience of reference only, and shall not affect the construction of this Security Agreement.

        SECTION 7.7.    Severability.    Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

        SECTION 7.8.    Governing Law, Entire Agreement, etc.    THIS SECURITY AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS SECURITY AGREEMENT AND THE OTHER NOTEHOLDER DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

        SECTION 7.9.    Counterparts.    This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Security Agreement.

        SECTION 7.10.    Release of Liens.    The security interests granted hereunder in any Collateral shall automatically be released in the manner, at the times and to the extent specified in the Intercreditor Agreement, if any, or as may be permitted by the Indenture and any other Second Priority Documents. In addition, upon the Discharge of Second Priority Claims, the security interests granted hereunder shall automatically terminate. Upon any such release or termination, the Collateral Agent will, at the Grantors' sole expense, deliver to the applicable Grantor, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Collateral Agent hereunder in which the security interest granted hereunder is released or terminated, and execute and deliver to the applicable Grantor such documents as such Grantor shall reasonably request to evidence such release or termination.

        SECTION 7.11.    Additional Grantors.    Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a "Grantor" hereunder with the same force and effect as if it were originally a party to this Security Agreement and named as a "Grantor" hereunder. The execution and delivery of such supplement shall not require the consent of any other Grantor hereto, and the rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

[THE REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ESCHELON OPERATING COMPANY

By	/s/ Richard A. Smith Name: Richard A. Smith Title: President

ESCHELON TELECOM, INC.

By	/s/ Richard A. Smith Name: Richard A. Smith Title: President and Chief Executive Officer
THE BANK OF NEW YORK TRUST COMPANY, N.A., as Collateral Agent

By	/s/ Patrick T. Giordano Name: Patrick T. Giordano Title: Vice President
ESCHELON TELECOM OF MINNESOTA, INC.

By	/s/ Richard A. Smith Name: Richard A. Smith Title: President
ESCHELON TELECOM OF WASHINGTON, INC.

By	/s/ Richard A. Smith Name: Richard A. Smith Title: President
ESCHELON TELECOM OF COLORADO, INC.

By	/s/ Richard A. Smith Name: Richard A. Smith Title: President
ESCHELON TELECOM OF NEVADA, INC.

By	/s/ Richard A. Smith Name: Richard A. Smith Title: President

ESCHELON TELECOM OF UTAH, INC.

By	/s/ Richard A. Smith Name: Richard A. Smith Title: President
ESCHELON TELECOM OF OREGON, INC.

By	/s/ Richard A. Smith Name: Richard A. Smith Title: President
ESCHELON TELECOM OF ARIZONA, INC.

By	/s/ Richard A. Smith Name: Richard A. Smith Title: President

SCHEDULE I
Security Agreement

Item A. Location of each Grantor:

Name of Grantor	Location for purposes of UCC
ESCHELON OPERATING COMPANY	Minnesota

ESCHELON TELECOM, INC. (formerly known as Advanced Telecommunications, Inc.)	Delaware

ESCHELON TELECOM OF MINNESOTA, INC.	Minnesota

ESCHELON TELECOM OF WASHINGTON, INC.	Minnesota

ESCHELON TELECOM OF COLORADO, INC.	Minnesota

ESCHELON TELECOM OF NEVADA, INC.	Minnesota

ESCHELON TELECOM OF UTAH, INC.	Minnesota

ESCHELON TELECOM OF OREGON, INC.	Minnesota

ESCHELON TELECOM OF ARIZONA, INC.	Minnesota

Item B. Filing locations last five years

Name of Grantor	Filing locations of last five years
ESCHELON OPERATING COMPANY	Minnesota

ESCHELON TELECOM, INC. (formerly known as Advanced Telecommunications, Inc.)	Delaware Minnesota

ESCHELON TELECOM OF MINNESOTA, INC.	Minnesota

ESCHELON TELECOM OF WASHINGTON, INC.	Minnesota Washington State

ESCHELON TELECOM OF COLORADO, INC.	Minnesota Colorado

ESCHELON TELECOM OF NEVADA, INC.	Minnesota Nevada

ESCHELON TELECOM OF UTAH, INC.	Minnesota Utah

ESCHELON TELECOM OF OREGON, INC.	Minnesota Oregon

ESCHELON TELECOM OF ARIZONA, INC.	Minnesota Arizona

Item C. Trade Names

	Name of Grantor	Trade Names
1.	ESCHELON OPERATING COMPANY (formerly known as ATI Operating Company)
2.	ESCHELON TELECOM, INC. (formerly known as Advanced Telecommunications, Inc.)
3.	ESCHELON TELECOM OF MINNESOTA, INC. (formerly known as Cady Communications, Inc.)
4.	ESCHELON TELECOM OF MINNESOTA, INC. (successor in interest to Fishnet.com, Inc.)
5.	ESCHELON TELECOM OF MINNESOTA, INC. (successor in interest to Cady Telemanagement, Inc.)
6.	ESCHELON TELECOM OF WASHINGTON, INC. (formerly known as American Telephone Technology, Inc.)
7.	ESCHELON TELECOM OF COLORADO, INC. (formerly known as Electro-Tel, Inc.)
8.	ESCHELON TELECOM OF NEVADA, INC. (formerly known as Intellecom Communications, Inc.)
9.	ESCHELON TELECOM OF UTAH, INC. (formerly known as Rocky Mountain Telephone Company)
10.	ESCHELON TELECOM OF OREGON, INC.
11.	ESCHELON TELECOM OF ARIZONA, INC.
12.	ONE-CALL TELECOM, INC. (merged with and into Eschelon Telecom of Minnesota, Inc.)
13.	TELECONTRACTING SPECIALISTS, INC. (merged with and into Eschelon Telecom of Washington, Inc.)
14.	ROCKY MOUNTAIN TELEPHONE COMPANY (merged with and into Eschelon Operating Company)

Item D. Merger or other corporation reorganization (last four months)

Name of Grantor	Merger or other corporation reorganization
None.

Item E. Taxpayer ID numbers

Name of Grantor	Taxpayer ID numbers
Eschelon Telecom, Inc.	41-1843131
Eschelon Operating Company	41-1945204
Eschelon Telecom of Minnesota, Inc.	41-1571351
Eschelon Telecom of Washington, Inc.	41-1865202
Eschelon Telecom of Colorado, Inc.	41-1904607
Eschelon Telecom of Nevada, Inc.	41-911415
Eschelon Telecom of Utah, Inc.	41-1972064
Eschelon Telecom of Oregon, Inc.	41-1972065
Eschelon Telecom of Arizona, Inc.	41-1972066

Item F. Government Contracts

Name of Grantor	Government Contracts
None.

Item G. Deposit Accounts

Deposit and/or Lock-box Accounts

Account Number	Account Type	Institution	Contact Name	Contact Number	Number of Required Signers	Authorized Signers
	Deposit Account	Harris Trust & Savings Bank	Mark Musleak	312-461-6329	Two	Cliff Williams Richard Smith Geoff Boyd Mike Donahue Jeff Cammerrer Kyle Lenzen
	Deposit Account	Harris Trust & Savings Bank	Mark Musleak	312-461-6329	Two	Cliff Williams Richard Smith Geoff Boyd Mike Donahue Jeff Cammerrer Kyle Lenzen
	Deposit Account	Harris Trust & Savings Bank	Mark Musleak	312-461-6329	Two	Cliff Williams Richard Smith Geoff Boyd Mike Donahue Jeff Cammerrer Kyle Lenzen
	Main Operating Account	Harris Trust & Savings Bank	Mark Musleak	312-461-6329	Two	Cliff Williams Richard Smith Geoff Boyd Mike Donahue Jeff Cammerrer Kyle Lenzen
	Zero Balance	Harris Trust & Savings Bank	Mark Musleak	312-461-6329	Two	Cliff Williams Richard Smith Geoff Boyd Mike Donahue Jeff Cammerrer Kyle Lenzen
	Zero Balance	Harris Trust & Savings Bank	Mark Musleak	312-461-6329	Two	Cliff Williams Richard Smith Geoff Boyd Mike Donahue Jeff Cammerrer Kyle Lenzen
	Investments	Wells Fargo Brokerage	Shale Nyberg	612-687-4659	One	Cliff Williams Richard Smith Geoff Boyd Mike Donahue Jeff Cammerrer
	Investments	Wells Fargo Brokerage	Shale Nyberg	612-687-4659	One	Cliff Williams Richard Smith Geoff Boyd Mike Donahue Jeff Cammerrer
	Checking Account	Bank of the Lakes	Darold Peterson	612-332-4585	One	Mike Donahue
	Escrow Savings Account	Bank of the Lakes	Darold Peterson	612-332-4585	One	Mike Donahue

Credit Card Processing	Nova	Customer Service	800-393-3529	One	Cliff Williams Richard Smith Geoff Boyd Mike Donahue Jeff Cammerrer Kyle Lenzen
Credit Card Processing	Verisign	Customer Service	877-438-8766	One	Mike Donahue Kyle Lenzen Rob Merrill
Debit Card Account	Associated Bank	John Fritz	612-349-5103	One	Cliff Williams Richard Smith Geoff Boyd Mike Donahue
Debit Card Account	Associated Bank	John Fritz	612-349-5103	One	Cliff Williams Richard Smith Geoff Boyd Mike Donahue
Debit Card Account	Associated Bank	John Fritz	612-349-5103	One	Cliff Williams Richard Smith Geoff Boyd Mike Donahue
Debit Card Account	Associated Bank	John Fritz	612-349-5103	One	Cliff Williams Richard Smith Geoff Boyd Mike Donahue

SCHEDULE II
Security Agreement

Item A. Patents

Issued Patents
Patent No.	Issue Date	Inventor(s)
None.
Pending Patent Applications
Serial No.	Filing Date	Inventor(s)
None.
Patent Applications in Preparation
Docket No.	Expected Filing Date	Inventor(s)
None.

Item B. Patent Licenses

Licensor	Licensee	Effective Date	Expiration Date	Subject Matter
None.

SCHEDULE III
Security Agreement

Item A. Trademarks

Registered Trademarks
Trademark	Registration Owner	Registration No.	Registration Date
Eschelon Telecom, Inc. with design	Eschelon Telecom, Inc.	2,640,426	10/22/2002
Eschelon Telecom	Eschelon Telecom, Inc.	2,605,529	08/06/2002
Pending Trademark Applications
Applicant	Service Mark	Serial No.	Date Filed	Status
Eschelon Telecom, Inc.	Eschelon Telecom	76/049,873	Application filed on May 16, 2000	Notice of Acceptance issued September 17, 2002
Eschelon Telecom	Eschelon with design	76/049,874	Application filed on May 16, 2000	Notice of Allowance issued February 19, 2002
Trademark Applications in Preparation
Trademark	Docket No.	Expected Filing	Products/ Services Date
None.

Item B. Trademark Licenses

Trademark	Licensor	Licensee	Effective Date	Expiration Date
None.

SCHEDULE IV
Security Agreement

Item A. Copyrights/Mask Works

Registered Copyrights/Mask Works
Registration No.	Registration Date	Author(s)	Title
None.
Copyright/Mask Work Pending Registration Applications
Serial No.	Filing Date	Author(s)	Title
None.
Copyright/Mask Work Registration Applications in Preparation
Docket No.	Expected Filing Date	Author(s)	Title
None.

Item B. Copyright/Mask Work Licenses

Licensor	Licensee	Effective Date	Expiration Date	Subject Matter
None.

SCHEDULE V
Security Agreement

Trade Secret or Know-How Licenses

Licensor	Licensee	Effective Date	Expiration Date	Subject Matter
None.

EXHIBIT A
Security Agreement

PATENT SECURITY AGREEMENT

        This PATENT SECURITY AGREEMENT, dated as of [            ], 200[    ] (this "Agreement"), is made between [Name of Grantor], a [            ] corporation (the "Grantor"), and THE BANK OF NEW YORK TRUST COMPANY, N.A., as Collateral Agent (together with any successor(s) thereto in such capacity, the "Collateral Agent") for itself, the Trustee and each of the Holders;

W I T N E S S E T H:

        WHEREAS, the Grantor has entered into an Indenture, dated as of March [    ], 2004 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Indenture") with The Bank of New York Trust Company, N.A., as Trustee (in such capacity, the "Trustee") pursuant to which it is issuing, as of the date hereof 8 3/8% Senior Second Secured Notes due 2010 in the original aggregate principal amount of $100,000,000 (collectively, and together with any additional notes issued under such Indenture, the "Notes");

        WHEREAS, in connection with the Indenture, the Grantor has executed and delivered an Security Agreement dated as of March [    ], 2004 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Security Agreement");

        WHEREAS, pursuant to Section 4.7 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Collateral Agent a continuing security interest in all Patent Collateral (as described below) to secure the Second Priority Claims; and

        WHEREAS pursuant to the terms of the Indenture and subject to the terms of the Intercreditor Agreement, the Collateral Agent has agreed to accept the pledge and assignment and the grant of a security interest under this Agreement as security for the Second Priority Claims.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Trustee to enter into the Indenture and to induce potential purchasers to purchase the Notes, the Grantor agrees with the Collateral Agent for the benefit of itself, the Trustee and each Holder as follows:

        SECTION 1.    Definitions.    Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

        SECTION 2.    Grant of Security Interest.    For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of Second Priority Claims, the Grantor hereby mortgages, pledges and hypothecates to the Collateral Agent, and grants to the Collateral Agent a security interest in, for its benefit and the benefit of the Trustee and each Holder, all of the following property, whether now owned or hereafter existing or acquired by the Grantor (the "Patent Collateral"):

          (a)   all of its letters patent and applications for letters patent in the United States, including all patent applications in preparation for filing anywhere in the United States, each patent and each patent application referred to in Item A of Schedule I attached hereto;

          (b)   all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

          (c)   all of its patent licenses and other agreements providing it with the right to use any items of the type referred to in clauses (a) and (b), including each patent license referred to in Item B of Schedule I attached hereto;

Exhibit A-1

          (d)   the right to sue third parties for past, present or future infringements of any Patent Collateral described in clauses (a) and (b) and, to the extent applicable, clause (c); and

          (e)   all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits).

        SECTION 3.    Security Agreement.    This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Collateral Agent in the Patent Collateral with the United States Patent and Trademark Office. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent for its benefit and the benefit of each Holder under the Security Agreement. The Security Agreement (and all rights and remedies of the Collateral Agent, the Trustee and each Holder thereunder) shall remain in full force and effect in accordance with its terms.

        SECTION 4.    Release of Security Interest.    The security interests granted hereunder in any Collateral shall automatically be released in the manner, at the times and to the extent specified in Section 7.10 of the Security Agreement. In addition, upon the Discharge of Second Priority Claims, the security interests granted hereunder shall automatically terminate. Upon any such release or termination, the Collateral Agent will, at the Grantor's sole expense, deliver to the Grantor, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Collateral Agent hereunder in which the security interest granted hereunder is released or terminated, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such release or termination.

        SECTION 5.    Acknowledgment.    The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

        SECTION 6.    Relationship with Intercreditor Agreement.    Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.

        SECTION 7.    Counterparts.    This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

[The remainder of page is intentionally left blank.]

Exhibit A-2

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

[____________________________________]
By

Name:
Title:
THE BANK OF NEW YORK TRUST COMPANY, N.A., as Collateral Agent
By

Name:
Title:

Exhibit A-3

SCHEDULE I
to Patent Security Agreement

Item A. Patents

Issued Patents
Patent No.	Issue Date	Inventor(s)	Title

Pending Patent Applications
Serial No.	Filing Date	Inventor(s)	Title

Patent Applications in Preparation
Docket No.	Expected Filing Date	Inventor(s)	Title

Item B. Patent Licenses

Licensor	Licensee	Effective Date	Expiration Date	Subject Matter

Exhibit A-4

EXHIBIT B
Security Agreement

TRADEMARK SECURITY AGREEMENT

        This TRADEMARK SECURITY AGREEMENT, dated as of [            ], 200[    ] (this "Agreement") is made between [Name of Grantor], a [            ] corporation (the "Grantor"), and THE BANK OF NEW YORK TRUST COMPANY, N.A., as Collateral Agent (together with any successor(s) thereto in such capacity, the "Collateral Agent") for itself, the Trustee and each of the Holders;

W I T N E S S E T H:

        WHEREAS, the Grantor has entered into an Indenture, dated as of March [    ], 2004 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Indenture") with The Bank of New York Trust Company, N.A., as Trustee (in such capacity, the "Trustee") pursuant to which it is issuing, as of the date hereof 8 3/8% Senior Second Secured Notes due 2010 in the original aggregate principal amount of $100,000,000 (collectively, and together with any additional notes issued under such Indenture, the "Notes");

        WHEREAS, in connection with the Indenture, the Grantor has executed and delivered an Security Agreement dated as of March [    ], 2004 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Security Agreement");

        WHEREAS, pursuant to Section 4.7 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Collateral Agent a continuing security interest in all Trademark Collateral (as described below) to secure the Second Priority Claims; and

        WHEREAS pursuant to the terms of the Indenture and subject to the terms of the Intercreditor Agreement, the Collateral Agent has agreed to accept the pledge and assignment and the grant of a security interest under this Agreement as security for the Second Priority Claims.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Trustee to enter into the Indenture and to induce potential purchasers to purchase the Notes, the Grantor agrees with the Collateral Agent for the benefit of itself, the Trustee and each Holder as follows:

        SECTION 1.    Definitions.    Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

        SECTION 2.    Grant of Security Interest.    For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of its Second Priority Claims, the Grantor hereby mortgages, pledges and hypothecates to the Collateral Agent, and grants to the Collateral Agent a security interest in, for its benefit and the benefit of the Trustee and each Holder, all of the following property (the "Trademark Collateral"), whether now owned or hereafter existing or acquired by it:

          (a)   (i) all of its trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature covered in clause (c) below, now existing or hereafter adopted or acquired in the United States, including those referred to in Item A of Schedule I attached hereto, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof,

Exhibit B-1

  and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the "Trademark");

          (b)   all Trademark licenses for the grant by or to the Grantor of any right to use any Trademark, including each Trademark license referred to in Item B of Schedule I attached hereto;

          (c)   all of the goodwill of the business connected with the use of, and symbolized by the items described in, clause (a) and, to the extent applicable, clause (b);

          (d)   the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (a) and, to the extent applicable, clause (b); and

          (e)   all proceeds of, and rights associated with, the foregoing, including any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

        SECTION 3.    Security Agreement.    This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Collateral Agent in the Trademark Collateral with the United States Patent and Trademark Office. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent for its benefit and the benefit of each Holder under the Security Agreement. The Security Agreement (and all rights and remedies of the Collateral Agent and each Holder thereunder) shall remain in full force and effect in accordance with its terms.

        SECTION 4.    Release of Security Interest.    The security interests granted hereunder in any Collateral shall automatically be released in the manner, at the times and to the extent specified in Section 7.10 of the Security Agreement. In addition, upon the Discharge of Second Priority Claims, the security interests granted hereunder shall automatically terminate. Upon any such release or termination, the Collateral Agent will, at the Grantor's sole expense, deliver to the Grantor, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Collateral Agent hereunder in which the security interest granted hereunder is released or terminated, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such release or termination.

        SECTION 5.    Acknowledgment.    The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

        SECTION 6.    Relationship with Intercreditor Agreement.    Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.

        SECTION 7.    Counterparts.    This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

[The remainder of page is intentionally left blank.]

Exhibit B-2

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

[____________________________--]
By

Name:
Title:
THE BANK OF NEW YORK TRUST COMPANY, N.A., as Collateral Agent
By

Name:
Title:

Exhibit B-3

SCHEDULE 1
to Trademark Security Agreement

Item A. Trademarks

Registered Trademarks
Trademark	Registration Owner	Registration No.	Registration Date
Eschelon Telecom, Inc. with design	Eschelon Telecom, Inc.	2,640,426	10/22/2002
Eschelon Telecom	Eschelon Telecom, Inc.	2,605,529	08/06/2002
Pending Trademark Applications
Applicant	Service Mark	Serial No.	Date Filed	Status
Eschelon Telecom, Inc.	Eschelon Telecom	76/049,873	Application filed on May 16, 2000	Notice of Acceptance issued September 17, 2002
Eschelon Telecom	Eschelon with design	76/049,874	Application filed on May 16, 2000	Notice of Allowance issued February 19, 2002
Trademark Applications in Preparation
Trademark	Docket No.	Expected Filing Date	Products/ Services
None.

Item B. Trademark Licenses

Trademark	Licensor	Licensee	Effective Date	Expiration Date
None.

Exhibit B-4

EXHIBIT C
Security Agreement

COPYRIGHT SECURITY AGREEMENT

        This COPYRIGHT SECURITY AGREEMENT (this "Agreement"), dated as of [            ], 200[    ], is made between [                        ], a [Name of Grantor] corporation (the "Grantor"), and THE BANK OF NEW YORK TRUST COMPANY, N.A., as Collateral Agent (together with any successor(s) thereto in such capacity, the "Collateral Agent") for itself, the Trustee and each of the Holders;

W I T N E S S E T H:

        WHEREAS, the Grantor has entered into an Indenture, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Indenture") with The Bank of New York Trust Company, as Trustee (in such capacity, the "Trustee") pursuant to which it is issuing, as of the date hereof 8 3/8% Senior Second Secured Notes due 2010 in the original aggregate principal amount of $100,000,000 (collectively, and together with any additional notes issued under such Indenture the "Notes");

        WHEREAS, in connection with the Indenture, the Grantor has executed and delivered an Security Agreement, dated as of March [    ], 2004 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Security Agreement");

        WHEREAS, pursuant to Section 4.7 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Collateral Agent a continuing security interest in all Copyright Collateral (as described below) to secure the Second Priority Claims;

        WHEREAS pursuant to the terms of the Indenture and subject to the terms of the Intercreditor Agreement, the Collateral Agent has agreed to accept the pledge and assignment and the grant of a security interest under this Agreement as security for the Second Priority Claims.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Trustee to enter into the Indenture and to induce potential purchasers to purchase the Notes, the Grantor agrees with the Collateral Agent for the benefit of itself, the Trustee and each Holder as follows:

        SECTION 1.    Definitions.    Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

        SECTION 2.    Grant of Security Interest.    For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of its Second Priority Claims, the Grantor hereby mortgages, pledges and hypothecates to the Collateral Agent, and grants to the Collateral Agent a security interest in, for its benefit and the benefit of the Trustee and each Holder, all of the following property (the "Copyright Collateral") whether now owned or hereafter existing or acquired by it: all copyrights of the Grantor, whether statutory or common law, registered or unregistered and whether published or unpublished, now or hereafter in force in the United States, including all of the Grantor's right, title and interest in and to all copyrights registered in the United States Copyright Office, including the copyrights referred to in Item A of Schedule Iattached hereto, and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Schedule I attached hereto, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

Exhibit C-1

        SECTION 3.    Security Agreement.    This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Collateral Agent in the Copyright Collateral with the United States Copyright Office. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent for its benefit and the benefit of each Holder under the Security Agreement. The Security Agreement (and all rights and remedies of the Collateral Agent, the Trustee and each Holder thereunder) shall remain in full force and effect in accordance with its terms.

        SECTION 4.    Release of Security Interest.    The security interests granted hereunder in any Collateral shall automatically be released in the manner, at the times and to the extent specified in Section 7.10 of the Security Agreement. In addition, upon the Discharge of Second Priority Claims, the security interests granted hereunder shall automatically terminate. Upon any such release or termination, the Collateral Agent will, at the Grantor's sole expense, deliver to the Grantor, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Collateral Agent hereunder in which the security interest granted hereunder is released or terminated, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such release or termination.

        SECTION 5.    Acknowledgment.    The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

        SECTION 6.    Relationship with Intercreditor Agreement.    Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.

        SECTION 7.    Counterparts.    This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

[The remainder of page is intentionally left blank.]

Exhibit C-2

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

[____________________________________]
By

Name:
Title:
THE BANK OF NEW YORK TRUST COMPANY, N.A., as Collateral Agent
By

Name:
Title:

Exhibit C-3

SCHEDULE I
to Copyright Security Agreement

Item A. Copyrights/Mask Works

[To be added]

Registered Copyrights/Mask Works
Registration No.	Registration Date	Author(s)	Title

Copyright/Mask Work Registration Applications
Serial No.	Filing Date	Author(s)	Title

Copyright/Mask Work Registration Applications in Preparation
Docket No.	Expected Filing Date	Author(s)	Title

Item B. Copyrights/Mask Works Licenses

Licensor	Licensee	Effective Date	Expiration Date	Subject Matter

Exhibit C-4

ANNEX I
to Security Agreement

        THIS SUPPLEMENT, dated as of                            ,    (this "Supplement"), is to the Security Agreement, dated as of March [    ], 2004 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Security Agreement"), among the Grantors (such capitalized term, and other terms used in this Supplement, to have the meanings set forth or incorporated by reference in Article I of the Security Agreement) from time to time party thereto, in favor of The Bank of New York Trust Company, N.A., in its capacity as the First Priority Agent.

W I T N E S S E T H:

        WHEREAS, the Eschelon Operating Company has entered into an Indenture, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Indenture") with The Bank of New York Trust Company, N.A., as Trustee (in such capacity, the "Trustee"), pursuant to which it is issuing, as of the date hereof, 8 3/8% Senior Second Secured Notes due 2010 in the original aggregate principal amount of $100,000,000;

        WHEREAS, pursuant to the provisions of the Indenture and Section 7.11 of the Security Agreement, the undersigned is becoming a Grantor under the Security Agreement;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees, for the benefit of the Collateral Agent, the Trustee and the Holders, as follows.

        SECTION 1.    Party to Security Agreement, etc.    By its signature below the undersigned hereby agrees to become a Grantor under the Security Agreement and hereby assumes the Obligations of a Grantor thereunder, with the same force and effect as if it were an original signatory thereto. The undersigned Grantor hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Security Agreement applicable to it as a Grantor and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct as of the date hereof, unless stated to relate solely to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date. In furtherance of the foregoing, each reference to a "Grantor" in the Security Agreement shall be deemed to include the undersigned Grantor. Attached to this Supplement are the various Schedules required under the terms of the Security Agreement, accurately completed by an Authorized Officer of the Grantor.

        SECTION 2.    Full Force of Security Agreement.    Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with its terms.

        SECTION 3.    Governing Law, Entire Agreement, etc.    THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). THIS SUPPLEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

        SECTION 4.    Counterparts.    This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Security Agreement.

Exhibit C-5

*    *    *    *    *

        IN WITNESS WHEREOF, the undersigned Grantor has caused this Supplement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[ADDITIONAL GRANTOR]
By

Name:
Title:
ACCEPTED BY:
THE BANK OF NEW YORK TRUST COMPANY, N.A., as Collateral Agent
By:

Name:
Title:

Exhibit C-6

SCHEDULE I
to Supplement No._____
to Security Agreement

Item A. Locations of Grantor:

Item B. Filing locations last five years

Item C. Trade names

Item D. Merger or other corporate reorganization

Item E. Taxpayer ID numbers

Item F. Government Contracts

Item G. Deposit Accounts

Exhibit C-7

SCHEDULE II
to Supplement No. _____
to Security Agreement
([Name of Additional Subsidiary])

Item A. Patents

Issued Patents
Patent No.	Issue Date	Inventor(s)	Title

Pending Patent Applications
Serial No.	Filing Date	Inventor(s)	Title

Patent Applications in Preparation
Docket No.	Expected Filing Date	Inventor(s)	Title

Item B. Patent Licenses

Licensor	Licensee	Effective Date	Expiration Date	Subject Matter

Exhibit C-8

SCHEDULE III
to Supplement No. ____
to Security Agreement
([Name of Additional Subsidiary])

Item A. Trademarks

Registered Trademarks
Trademark	Registration No.	Registration Date

Pending Trademark Applications
Trademark	Serial No.	Filing Date

Trademark Applications in Preparation
Trademark	Docket No.	Expected Filing Date	Products/Services

Item B. Trademark Licenses

Trademark	Licensor	Licensee	Effective Date	Expiration Date

Exhibit C-9

SCHEDULE IV
to Supplement No. ____
to Security Agreement
([Name of Additional Subsidiary])

Item A. Copyrights/Mask Works

Registered Copyrights/Mask Works
Registration No.	Registration Date	Author(s)	Title

Copyright/Mask Work Pending Registration Applications
Serial No.	Filing Date	Author(s)	Title

Copyright/Mask Work Registration Applications in Preparation
Docket No.	Filing Date	Expected Author(s)	Title

Item B. Copyright/Mask Work Licenses

Licensor	Licensee	Effective Date	Expiration Date	Subject Matter

Exhibit C-10

SCHEDULE V
to Supplement No. ____
to Security Agreement
([Name of Additional Subsidiary])

Trade Secret or Know-How Licenses

Licensor	Licensee	Effective Date	Expiration Date	Subject Matter

Exhibit C-11

QuickLinks

  EXHIBIT 4.3
SECURITY AGREEMENT
W I T N E S S E T H
ARTICLE I DEFINITIONS
ARTICLE II SECURITY INTEREST
ARTICLE III REPRESENTATIONS AND WARRANTIES
ARTICLE IV COVENANTS
ARTICLE V THE COLLATERAL AGENT
ARTICLE VI REMEDIES
ARTICLE VII MISCELLANEOUS PROVISIONS
  SCHEDULE I Security Agreement
Deposit and/or Lock-box Accounts
  SCHEDULE II Security Agreement
  SCHEDULE III Security Agreement
  SCHEDULE IV Security Agreement
  SCHEDULE V Security Agreement
  EXHIBIT A Security Agreement
PATENT SECURITY AGREEMENT
W I T N E S S E T H
  SCHEDULE I to Patent Security Agreement
  EXHIBIT B Security Agreement
TRADEMARK SECURITY AGREEMENT
W I T N E S S E T H
  SCHEDULE 1 to Trademark Security Agreement
  EXHIBIT C Security Agreement
COPYRIGHT SECURITY AGREEMENT
W I T N E S S E T H
  SCHEDULE I to Copyright Security Agreement
  ANNEX I to Security Agreement
W I T N E S S E T H
  SCHEDULE I to Supplement No._____ to Security Agreement
  SCHEDULE II to Supplement No. _____ to Security Agreement ([Name of Additional Subsidiary])
  SCHEDULE III to Supplement No. ____ to Security Agreement ([Name of Additional Subsidiary])
  SCHEDULE IV to Supplement No. ____ to Security Agreement ([Name of Additional Subsidiary])
  SCHEDULE V to Supplement No. ____ to Security Agreement ([Name of Additional Subsidiary])